Exhibit 99.9

SCHEDULE II

DIRECTORS AND EXECUTIVE OFFICERS OF
THE WALT DISNEY COMPANY

The following table sets forth certain information with respect to the directors and executive officers of The Walt Disney Company. The business address of each director and executive officer of The Walt Disney Company is 500 South Buena Vista Street, Burbank, California 91521.

Name	Present Principal Occupation or Employment	Citizenship

Mary T. Barra (Director)	Chair and Chief Executive Officer, General Motors Company	USA

Amy L. Chang (Director)	Former Executive Vice President, Cisco Systems, Inc.	USA

Sonia L. Coleman (Senior Executive Vice President and Chief People Officer)	Senior Executive Vice President and Chief People Officer, The Walt Disney Company	USA

D. Jeremy Darroch (Director)	Former Executive Chairman and Group Chief Executive Officer, Sky	United Kingdom

Carolyn N. Everson (Director)	Former President, Instacart	USA

Michael B.G. Froman (Director)	President, Council on Foreign Relations	USA

James P. Gorman (Director)	Chairman Emeritus, Morgan Stanley	USA, Australia

Horacio E. Gutierrez (Senior Executive Vice President, Chief Legal and Compliance Officer)	Senior Executive Vice President, Chief Legal and Compliance Officer, The Walt Disney Company	USA, Venezuela

Robert A. Iger (Chief Executive Officer and Director)	Chief Executive Officer, The Walt Disney Company	USA

Name	Present Principal Occupation or Employment	Citizenship

Hugh F. Johnston (Senior Executive Vice President and Chief Financial Officer)	Senior Executive Vice President and Chief Financial Officer, The Walt Disney Company	USA

Maria Elena Lagomasino (Director)	Chief Executive Officer and Managing Partner, WE Family Offices	USA

Calvin R. McDonald (Director)	Chief Executive Officer, lululemon athletica inc.	Canada

Derica W. Rice (Director)	Former Executive Vice President, CVS Health Corporation	USA

Kristina K. Schake (Senior Executive Vice President and Chief Communications Officer)	Senior Executive Vice President and Chief Communications Officer, The Walt Disney Company	USA